For additional information, contact:
T. Heath Fountain
Chief Executive Officer and Acting Chief Financial Officer
229-426-6000, extension 6012

COLONY BANKCORP REPORTS THIRD QUARTER 2023 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.11 PER SHARE

FITZGERALD, GA. (October 25, 2023) – Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”) today reported financial results for the third quarter of 2023. Financial highlights are shown below.

Financial Highlights:

•Net income increased to $5.8 million, or $0.33 per diluted share, for the third quarter of 2023, compared to $5.3 million, or $0.30 per diluted share, for the second quarter of 2023, and $5.3 million, or $0.30 per diluted share, for the third quarter of 2022.
•Operating net income increased to $6.0 million, or $0.34 of adjusted earnings per diluted share, for the third quarter of 2023, compared to $5.7 million, or $0.33 of adjusted earnings per diluted share, for the second quarter of 2023, and $5.3 million, or $0.30 of adjusted earnings per diluted share, for the third quarter of 2022. (See Reconciliation of Non-GAAP Measures).
•Strong liquidity with available sources of funding of approximately $1.4 billion at September 30, 2023. No overnight borrowings utilized or Federal Reserve Bank Term Funding program used as of September 30, 2023.
•Estimated uninsured deposits of $740.0 million, or 28.21% of total Bank deposits at September 30, 2023. Adjusted uninsured deposit estimate (excluding deposits collateralized by public funds or internal accounts) of $451.9 million, or 17.22% of total Bank deposits at September 30, 2023.
•Provision for credit losses of $1.0 million was recorded in third quarter of 2023 compared to $200,000 in second quarter of 2023, and $1.3 million in third quarter of 2022.
•Total loans were $1.86 billion at September 30, 2023, an increase of $26.1 million, or 1.42%, from the prior quarter.
•Total deposits were $2.59 billion and $2.63 billion at September 30, 2023 and June 30, 2023, respectively, a decrease of $35.9 million.
•Mortgage production was $78.4 million, and mortgage sales totaled $53.3 million in the third quarter of 2023 compared to $106.4 million and $66.4 million, respectively, for the second quarter of 2023.
•Small Business Specialty Lending (“SBSL”) closed $34.5 million in Small Business Administration (“SBA”) loans and sold $14.6 million in SBA loans in the third quarter of 2023 compared to $26.0 million and $11.1 million, respectively, for the second quarter of 2023.

The Company also announced that on October 25, 2023, the Board of Directors declared a quarterly cash dividend of $0.11 per share, to be paid on its common stock on November 22, 2023, to shareholders of record as of the close of business on November 8, 2023. The Company had 17,567,983 shares of its common stock outstanding as of October 24, 2023.

“We continue to be pleased with our performance in the current environment. Our quarter over quarter earnings improved as we remain focused on enhancing our operational efficiency, even in the face of persistent industry-wide challenges. Noninterest expenses decreased as we diligently maintained our disciplined approach to expense control and saw the results of our previous quarter's efforts come to fruition.”

"In light of the evolving economic landscape, we anticipate a more conservative approach to loan growth in the coming quarters. This outlook aligns with our commitment to prudent risk management and achieving appropriate returns with the current increased cost of funds. We prioritize the long-term financial health of our institution and the well-being of our customers as we navigate these market conditions” said Heath Fountain, Chief Executive Officer and Acting Chief Financial Officer.

“Total deposits declined slightly from the previous quarter resulting from the seasonality of a small portion of our deposit base, however, we have seen total deposits increase on a year-to-date basis. Additionally, net-interest margin increased 1 basis point from the prior quarter, but we maintain our outlook of flat to slightly down over the next quarter as we continue to see mix and rate changes along with competition on deposit pricing.”

“Asset quality remains strong as non-performing loans decreased from the previous quarter and non-performing loans in our commercial real estate portfolio continue to remain at low levels. The uptick in loan charge-offs pertains to the non-government guaranteed portion of a limited number of loans within our Small Business Specialty Lending Division”

Balance Sheet

•Total assets were $3.09 billion at September 30, 2023, a decrease of $7.2 million from June 30, 2023.
•Total loans, including loans held for sale, were at $1.89 billion at September 30, 2023, an increase of $25.1 million from the quarter ended June 30, 2023.
•Total deposits were $2.59 billion and $2.63 billion at September 30, 2023 and June 30, 2023, respectively, a decrease of $35.9 million. Interest bearing demand deposits increased $7.0 million and savings and money market deposits increased $22.1 million, which was partially offset by a decrease in time deposits of $18.0 million from June 30, 2023 to September 30, 2023.
•Total borrowings at September 30, 2023 totaled $248.4 million, an increase of $30.0 million or, 13.7%, compared to June 30, 2023 related to increases in Federal Home Loan Bank advances.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 8.93%, 12.46%, 15.11%, and 11.36%, respectively, at September 30, 2023.

Third Quarter and September 30, 2023 Year to Date Results of Operations

•Net interest income, on a tax-equivalent basis, totaled $19.8 million for the third quarter ended September 30, 2023 compared to $21.0 million for the same period in 2022. Net interest income, on a tax-equivalent basis, for the nine months ended September 30, 2023 totaled $59.9 million, compared to $59.6 million for the nine months ended September 30, 2022. Quarter over quarter there was a decrease of $1.2 million and only a slight increase in year to date comparisons. Increases can be seen in both income on interest earning assets offset by expenses on interest bearing liabilities due to the significant rise in interest rates period over period along with increases in FHLB advances. Income on interest earning assets increased $8.9 million, to $32.8 million for the third quarter of 2023 and $26.8 million, to $92.3 million for the nine month period ended September 30, 2023, each compared to the respective period in 2022. Expense on interest bearing liabilities increased $10.1 million, to $13.0 million for the third quarter of 2023 and $26.5 million, to $32.3 million for the nine month period ended September 30, 2023, each compared to the respective period in 2022.
•Net interest margin for the third quarter of 2023 was 2.78% compared to 3.26% for the third quarter of 2022. Net interest margin was 2.87% for the nine months ended September 30, 2023 compared to 3.19% for the nine months ended September 30, 2022. The decrease for each period is the result of rate increases in interest earning liabilities outpacing the rate increases in interest bearing assets.
•Noninterest income totaled $9.7 million for the third quarter ended September 30, 2023, an increase of $1.6 million, or 19.30%, compared to the same period in 2022. This increase was related to increases in insurance commissions, equity investment income and income on wealth advisory services which are included in other noninterest income. Noninterest income totaled $26.3 million for the nine months ended September 30, 2023, a decrease of $1.0 million, or 3.68%, compared to the same period in 2022. This decrease was primarily attributable to decreases in mortgage fee income and SBSL loan sales offset by increases in insurance commissions, equity investment income and income on wealth advisory services which are included in other noninterest income.
•Noninterest expense totaled $20.9 million for the third quarter ended September 30, 2023, compared to $21.4 million for the same period in 2022. Noninterest expense totaled $63.5 million for the nine months ended September 30, 2023, compared to $67.6 million for the same period in 2022. These decreases were a result of overall decreases in salaries and employee benefits related to lower commissions and bonus expenses as well as a decreases in data processing expense as a result of cost savings upon renewal of the core processing contract partially offset by an increase in other loan related fees.

Asset Quality

•Nonperforming assets totaled $10.1 million and $11.9 million at September 30, 2023 and June 30, 2023, respectively, a decrease of $1.8 million due to charge offs and paid off loans during the quarter.
•Other real estate owned and repossessed assets totaled $812,000 at September 30, 2023 and $792,000 at June 30, 2023.
•Net loans charged-off were $898,000, or 0.19% of average loans for the third quarter of 2023, compared to net charge-offs of $200,000 or 0.04% for the second quarter of 2023.
•The credit loss reserve was $17.4 million, or 0.93% of total loans, at September 30, 2023, compared to $17.1 million, or 0.93% of total loans at June 30, 2023.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, October 26, 2023, to discuss the recent results and answer appropriate questions. The conference call can be accessed by dialing 1-888-259-6580 (or 1-416-764-8624 for international participants). The conference call access code is 97884160. A replay of the call will be available until Thursday, November 2, 2023. To listen to the replay, dial 1-877-674-7070 and enter the access code 884160#.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 38 locations throughout Georgia and is now serving Alabama. At Colony Bank, we offer a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony provides specialized solutions including mortgage, government guaranteed lending, consumer insurance, wealth management and merchant services. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; and (v) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs; potential impact of the phase-out of the London Interbank Offered Rate (“LIBOR”) or other changes involving LIBOR; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; the risks associated with the Company’s pursuit of future acquisitions; the impact of generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively. Operating noninterest income excludes gain on sale of bank premises. Operating noninterest expense excludes acquisition-related expenses and severance costs. Operating net income and operating efficiency ratio both exclude acquisition-related expenses, severance costs and FHLB mark from called borrowings from net income and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses and gain on sale of bank premises. Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles from book value per common share and total equity to total assets, respectively. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-

GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to noninterest income, noninterest expense, net income, diluted earnings per share, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures
	2023			2022
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$9,718	$8,952	$7,659	$7,688	$8,145
Gain on sale of bank premises	—	(125)	—	—	—
Operating noninterest income	$9,718	$8,827	$7,659	$7,688	$8,145

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$20,881	$21,432	$21,165	$21,826	$21,367
Severance costs	(220)	(635)	(431)	—	—
Acquisition-related expenses	—	—	(161)	—	(2)
Operating noninterest expense	$20,661	$20,797	$20,573	$21,826	$21,365

Operating net income reconciliation
Net income (GAAP)	$5,804	$5,302	$5,043	$5,551	$5,252
Severance costs	220	635	431	—	—
Acquisition-related expenses	—	—	161	—	2
Gain on sale of bank premises	—	(125)	—	—	—
Income tax benefit	(48)	(93)	(107)	—	—
Operating net income	$5,976	$5,719	$5,528	$5,551	$5,254
Weighted average diluted shares	17,569,493	17,580,557	17,595,688	17,630,971	17,645,119
Adjusted earnings per diluted share	$0.34	$0.33	$0.31	$0.31	$0.30

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$13.59	$13.65	$13.57	$13.08	$12.81
Effect of goodwill and other intangibles	(3.04)	(3.07)	(3.08)	(3.10)	(3.12)
Tangible book value per common share	$10.55	$10.58	$10.49	$9.98	$9.69

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	7.72%	7.72%	7.97%	7.84%	8.06%
Effect of goodwill and other intangibles	(1.63)	(1.63)	(1.70)	(1.74)	(1.84)
Tangible equity to tangible assets	6.09%	6.09%	6.27%	6.10%	6.22%

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	71.17%	76.18%	74.98%	75.03%	73.57%
Severance costs	(0.75)	(2.26)	(1.53)	—	—
Acquisition-related expenses	—	—	(0.57)	—	(0.01)
Gain on sale of bank premises	—	0.44	—	—	—
Operating efficiency ratio	70.42%	74.36%	72.88%	75.03%	73.56%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.45%	1.65%	1.86%	1.96%	1.89%
Severance Costs	(0.03)	(0.09)	(0.06)	—	—
Acquisition-related expenses	—	—	(0.02)	—	—
Gain on Sale of bank premises	—	0.02	—	—	—
Operating net noninterest expense to average assets	1.42%	1.58%	1.78%	1.96%	1.89%

Pre-provision net revenue
Net interest income before provision for credit losses	$19,621	$19,181	$20,568	$21,400	$20,898
Noninterest income	9,718	8,952	7,659	7,688	8,146
Total income	29,339	28,133	28,227	29,088	29,044
Noninterest expense	20,881	21,432	21,165	21,826	21,367
Pre-provision net revenue	$8,458	$6,701	$7,062	$7,262	$7,677
(1) Net noninterest expense is defined as noninterest expense less noninterest income

Colony Bankcorp, Inc.
Selected Financial Information
	2023			2022
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
EARNINGS SUMMARY
Net interest income	$19,621	$19,181	$20,568	$21,400	$20,898
Provision for credit losses	1,000	200	900	900	1,320
Noninterest income	9,718	8,952	7,659	7,688	8,146
Noninterest expense	20,881	21,432	21,165	21,826	21,367
Income taxes	1,654	1,199	1,119	811	1,105
Net income	$5,804	$5,302	$5,043	$5,551	$5,252
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,567,983	17,541,661	17,593,879	17,598,123	17,641,123
Weighted average basic shares	17,569,493	17,580,557	17,595,688	17,630,971	17,645,119
Weighted average diluted shares	17,569,493	17,580,557	17,595,688	17,630,971	17,645,119
Earnings per basic share	$0.33	$0.30	$0.29	$0.31	$0.30
Earnings per diluted share	0.33	0.30	0.29	0.31	0.30
Adjusted earnings per diluted share(b)	0.34	0.33	0.31	0.31	0.30
Cash dividends declared per share	0.11	0.11	0.11	0.1075	0.1075
Common book value per share	13.59	13.65	13.57	13.08	12.81
Tangible book value per common share(b)	10.55	10.58	10.49	9.98	9.69
Pre-provision net revenue(b)	$8,458	$6,701	$7,062	$7,262	$7,677
Performance ratios:
Net interest margin (a)	2.78%	2.77%	3.08%	3.23%	3.25%
Return on average assets	0.75	0.70	0.69	0.77	0.75
Return on average total equity	9.61	8.88	8.73	9.76	8.85
Efficiency ratio	71.17	76.18	74.98	75.03	73.57
Operating efficiency ratio (b)	70.42	74.36	72.88	75.03	73.56
Net noninterest expense to average assets	1.45	1.65	1.86	1.96	1.89
Operating net noninterest expense to average assets(b)	1.42	1.58	1.78	1.96	1.89

Colony Bankcorp, Inc.
Selected Financial Information
	2023			2022
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
EARNINGS SUMMARY
ASSET QUALITY
Nonperforming portfolio loans	$5,625	$6,716	$5,636	$5,693	$5,292
Nonperforming government guaranteed loans	3,641	4,369	1,529	17	10
Total nonperforming loans (NPLs)	9,266	11,085	7,165	5,710	5,302
Other real estate owned	812	792	651	651	246
Total nonperforming assets (NPAs)	10,078	11,877	7,816	6,361	5,548
Classified loans	20,704	19,267	18,747	15,105	18,310
Criticized loans	50,741	48,074	43,281	41,293	43,933
Net loan charge-offs	898	200	237	154	198
Allowance for credit losses to total loans	0.93%	0.93%	0.92%	0.93%	0.96%
Allowance for credit losses to total NPLs	187.44	153.96	231.67	282.45	286.34
Allowance for credit losses to total NPAs	172.34	143.69	212.37	253.55	273.65
Net charge-offs to average loans	0.19	0.04	0.05	0.04	0.05
NPLs to total loans	0.50	0.60	0.40	0.33	0.33
NPAs to total assets	0.33	0.38	0.26	0.22	0.20
NPAs to total loans and foreclosed assets	0.54	0.65	0.43	0.37	0.35

AVERAGE BALANCES
Total assets	$3,058,485	$3,030,044	$2,949,986	$2,863,046	$2,777,390
Loans, net	1,854,367	1,814,172	1,765,845	1,637,034	1,509,202
Loans, held for sale	29,444	21,237	14,007	22,644	30,238
Deposits	2,565,026	2,524,949	2,473,464	2,460,664	2,366,710
Total stockholders’ equity	239,571	239,579	234,147	225,639	235,557
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended September 30,
	2023			2022
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [1]	$1,883,811	$26,075	5.49%	$1,553,882	$18,216	4.65%
Investment securities, taxable	761,540	5,288	2.75%	818,362	4,711	2.28%
Investment securities, tax-exempt [2]	106,136	610	2.28%	115,368	638	2.19%
Deposits in banks and short term investments	78,295	787	3.99%	70,455	278	1.56%
Total interest-earning assets	2,829,782	32,760	4.59%	2,558,067	23,843	3.70%
Noninterest-earning assets	228,702			219,323
Total assets	$3,058,485			$2,777,390
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-earning demand and savings	$1,382,638	$4,455	1.28%	$1,424,171	$772	0.21%
Other time	672,442	5,883	3.47%	370,282	677	0.72%
Total interest-bearing deposits	2,055,080	10,338	2.00%	1,794,453	1,449	0.32%
Federal funds purchased	764	11	5.93%	541	3	2.20%
Federal Home Loan Bank advances	155,652	1,569	4.00%	96,848	555	2.27%
Other borrowings	66,342	1,041	6.22%	65,741	822	4.96%
Total other interest-bearing liabilities	222,758	2,621	4.67%	163,130	1,380	3.36%
Total interest-bearing liabilities	2,277,838	12,959	2.26%	1,957,583	2,829	0.57%
Noninterest-bearing liabilities:
Demand deposits	509,946			$572,257
Other liabilities	31,130			11,993
Stockholders' equity	239,571			235,557
Total noninterest-bearing liabilities and stockholders' equity	780,647			819,807
Total liabilities and stockholders' equity	$3,058,485			$2,777,390
Interest rate spread			2.34%			3.13%
Net interest income		$19,801			$21,014
Net interest margin			2.78%			3.26%
3
1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $54,000 and $33,000 for the quarters ended September 30, 2023 and 2022, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $36,000 and $122,000 for the quarters ended September 30, 2023 and 2022 are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $128,000 and $83,000 for the quarters ended September 30, 2023 and 2022, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
3

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Nine months ended September 30,
	2023			2022
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [3]	$1,833,405	$72,403	5.28%	$1,448,661	$50,573	4.67%
Investment securities, taxable	779,940	16,167	2.77%	837,492	12,795	2.04%
Investment securities, tax-exempt [4]	106,599	1,837	2.30%	110,561	1,661	2.01%
Deposits in banks and short term investments	67,828	1,853	3.65%	101,432	437	0.58%
Total interest-earning assets	2,787,772	92,260	4.42%	2,498,146	65,466	3.50%
Noninterest-earning assets	224,985			213,556
Total assets	$3,012,757			$2,711,702
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-earning demand and savings	$1,388,248	$10,201	0.98%	$1,432,892	$1,340	0.13%
Other time	611,032	13,692	3.00%	347,383	1,334	0.51%
Total interest-bearing deposits	1,999,280	23,893	1.60%	1,780,275	2,674	0.20%
Federal funds purchased	3,703	146	5.29%	2,820	22	1.04%
Federal Home Loan Bank advances[5]	161,099	5,140	4.27%	65,191	1,746	3.58%
Other borrowings	70,234	3,164	6.02%	47,675	1,441	4.04%
Total other interest-bearing liabilities	235,036	8,450	4.81%	115,686	3,209	3.71%
Total interest-bearing liabilities	2,234,316	32,343	1.94%	1,895,961	5,883	0.41%
Noninterest-bearing liabilities:
Demand deposits	$526,469			$564,425
Other liabilities	13,897			11,357
Stockholders' equity	238,075			239,959
Total noninterest-bearing liabilities and stockholders' equity	778,441			815,741
Total liabilities and stockholders' equity	$3,012,757			$2,711,702
Interest rate spread			2.49%			3.09%
Net interest income		$59,917			$59,583
Net interest margin			2.87%			3.19%

4T5
6F

43The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $162,000 and $95,000 for the nine months ended September 30, 2023 and 2022, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $160,000 and $550,000 for the nine months ended September 30, 2023 and 2022 are also included in income and fees on loans.
54Taxable-equivalent adjustments totaling $386,000 and $216,000 for the nine months ended September 30, 2023 and 2022, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
65Federal Home Loan Bank advances interest expense includes $751,000 for the nine months ended September 30, 2022 and is the recognized mark on two advances that were acquired in the SouthCrest acquisition that were called early.

Colony Bankcorp, Inc.
Segment Reporting
	2023			2022
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Banking Division
Net interest income	$18,778	$18,562	$20,141	$21,037	$20,508
Provision for credit losses	286	60	900	900	1,320
Noninterest income	6,233	5,433	4,915	4,312	4,288
Noninterest expenses	16,653	17,650	17,812	18,038	17,537
Income taxes	1,777	1,157	1,155	837	1,047
Segment income	$6,295	$5,128	$5,189	$5,574	$4,892

Total segment assets	$2,999,071	$3,013,689	$2,930,421	$2,857,893	$2,738,082

Full time employees	382	383	407	427	396

Mortgage Banking Division
Net interest income	$52	$31	$3	$(43)	$17
Provision for credit losses	—	—	—	—	—
Noninterest income	1,725	2,015	1,277	1,637	2,345
Noninterest expenses	2,040	1,971	1,712	1,936	2,289
Income taxes	(53)	14	(86)	(6)	10
Segment income	$(210)	$61	$(346)	$(336)	$63

Total segment assets	$9,991	$15,984	$7,895	$18,221	$16,905

Variable noninterest expense(1)	$1,245	$1,149	$890	$1,193	$1,388
Fixed noninterest expense	795	822	822	743	901

Full time employees	45	51	59	65	61

Small Business Specialty Lending Division
Net interest income	$791	$588	$427	$406	$340
Provision for credit losses	714	140	—	—	—
Noninterest income	1,760	1,504	1,464	1,739	1,546
Noninterest expenses	2,188	1,811	1,641	1,852	1,541
Income taxes	(70)	28	50	(20)	48
Segment income	$(281)	$113	$200	$313	$297

Total segment assets	$84,761	$71,398	$58,625	$60,456	$50,925

Full time employees	33	32	30	30	29

Total Consolidated
Net interest income	$19,621	$19,181	$20,571	$21,400	$20,865
Provision for credit losses	1,000	200	900	900	1,320
Noninterest income	9,718	8,952	7,656	7,688	8,179
Noninterest expenses	20,881	21,432	21,165	21,826	21,367
Income taxes	1,654	1,199	1,119	811	1,105
Segment income	$5,804	$5,302	$5,043	$5,551	$5,252

Total segment assets	$3,093,823	$3,101,071	$2,996,941	$2,936,570	$2,805,912

Full time employees	460	466	496	522	486

(1) Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	September 30, 2023	December 31, 2022
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$23,010	$20,584
Interest-bearing deposits in banks and federal funds sold	118,330	60,094
Cash and cash equivalents	141,340	80,678
Investment securities available for sale, at fair value	399,547	432,553
Investment securities held to maturity, at amortized cost	451,056	465,858
Other investments, at cost	17,323	13,793
Loans held for sale	27,246	17,743
Loans, net of unearned income	1,864,971	1,737,106
Allowance for credit losses	(17,368)	(16,128)
Loans, net	1,847,603	1,720,978
Premises and equipment	42,544	41,606
Other real estate	812	651
Goodwill	48,923	48,923
Other intangible assets	4,530	5,664
Bank owned life insurance	56,541	55,504
Deferred income taxes, net	28,934	28,199
Other assets	27,424	24,420
Total assets	$3,093,823	$2,936,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$494,221	$569,170
Interest-bearing	2,097,111	1,921,827
Total deposits	2,591,332	2,490,997
Federal Home Loan Bank advances	185,000	125,000
Other borrowed money	63,422	78,352
Accrued expenses and other liabilities	15,377	11,953
Total liabilities	$2,855,131	$2,706,302

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 17,567,983 and 17,598,123 issued and outstanding, respectively	$17,568	$17,598
Paid in capital	168,211	167,537
Retained earnings	120,732	111,573
Accumulated other comprehensive loss, net of tax	(67,819)	(66,440)
Total stockholders’ equity	238,692	230,268
Total liabilities and stockholders’ equity	$3,093,823	$2,936,570

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$26,022	$18,183	$72,241	$50,478
Investment securities	5,770	5,266	17,619	14,240
Deposits in banks and short term investments	787	278	1,853	437
Total interest income	32,579	23,727	91,713	65,155

Interest expense:
Deposits	10,338	1,449	23,893	2,674
Federal funds purchased	11	3	146	22
Federal Home Loan Bank advances	1,568	555	5,140	1,746
Other borrowings	1,041	822	3,164	1,441
Total interest expense	12,958	2,829	32,343	5,883
Net interest income	19,621	20,898	59,370	59,272
Provision for credit losses	1,000	1,320	2,100	2,470
Net interest income after provision for credit losses	18,621	19,578	57,270	56,802

Noninterest income:
Service charges on deposits	2,200	2,104	6,141	5,823
Mortgage fee income	1,730	1,708	4,928	7,356
Gain on sales of SBA loans	1,268	1,215	3,429	4,805
Gain on sales of securities	—	(96)	—	(72)
Interchange fees	2,202	2,179	6,400	6,338
BOLI income	335	312	1,024	977
Other	1,983	724	4,407	2,110
Total noninterest income	9,718	8,146	26,329	27,337

Noninterest expense:
Salaries and employee benefits	11,973	12,154	37,929	40,498
Occupancy and equipment	1,620	1,645	4,741	4,872
Information technology expenses	2,064	2,491	6,406	7,394
Professional fees	752	881	2,348	2,773
Advertising and public relations	766	876	2,432	2,406
Communications	224	471	710	1,325
Other	3,482	2,849	8,912	8,380
Total noninterest expense	20,881	21,367	63,478	67,648
Income before income taxes	7,458	6,357	20,121	16,491
Income taxes	1,654	1,105	3,972	2,500
Net income	$5,804	$5,252	$16,149	$13,991
Earnings per common share:
Basic	$0.33	$0.30	$0.92	$0.82
Diluted	0.33	0.30	0.92	0.82
Dividends declared per share	0.11	0.1075	0.33	0.3225
Weighted average common shares outstanding:
Basic	17,569,493	17,645,119	17,581,817	17,042,838
Diluted	17,569,493	17,645,119	17,581,817	17,042,838

Colony Bankcorp, Inc.
Quarterly Comparison
	2023			2022
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Assets	$3,093,823	$3,101,071	$2,996,941	$2,936,570	$2,805,912
Loans, net	1,847,603	1,821,776	1,783,254	1,720,978	1,571,431
Deposits	2,591,332	2,627,211	2,516,129	2,490,997	2,409,662
Total equity	238,692	239,455	238,777	230,268	226,067
Net income	5,804	5,302	5,043	5,551	5,252
Earnings per basic share	$0.33	$0.30	$0.29	$0.31	$0.30

Key Performance Ratios:
Return on average assets	0.75%	0.70%	0.69%	0.77%	0.75%
Return on average total equity	9.61%	8.88%	8.73%	9.76%	8.85%
Total equity to total assets	7.72%	7.72%	7.97%	7.84%	8.06%
Tangible equity to tangible assets (a)	6.09%	6.09%	6.27%	6.10%	6.22%
Net interest margin	2.78%	2.77%	3.08%	3.23%	3.26%
(a) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2023			2022
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Core	$1,698,219	$1,664,855	$1,614,216	$1,540,561	$1,372,257
Purchased	166,752	173,987	185,637	196,545	214,356
Total	$1,864,971	$1,838,842	$1,799,853	$1,737,106	$1,586,613

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2023			2022
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Alabama	$45,135	$44,301	$41,118	$21,122	$7,291
Augusta	55,508	55,124	53,415	52,226	42,079
Coastal Georgia	239,281	242,249	248,253	259,730	252,083
Middle Georgia	116,776	119,041	119,720	115,504	114,630
Atlanta and North Georgia	431,632	420,231	419,480	375,106	356,421
South Georgia	446,221	463,558	448,558	457,283	449,684
West Georgia	188,208	192,348	204,664	210,676	177,431
Small Business Specialty Lending	65,187	56,908	50,513	45,944	35,267
Consumer Portfolio Mortgages	245,057	226,755	211,225	197,672	149,945
Marine/RV Lending	31,009	17,137	2,060	—	—
Other	957	1,190	847	1,843	1,782
Total	$1,864,971	$1,838,842	$1,799,853	$1,737,106	$1,586,613